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                                                                    EXHIBIT 5.01

                                 August 11, 1997




Prism Solutions, Inc.
1000 Hamlin Court
Sunnyvale, California 94306

Ladies & Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about August 11, 1997 in connection with the registration under the Securities Act of 1933, as amended, of (i) an aggregate of 1,500,000 additional shares of the Common Stock (the "Common Stock") of Prism Solutions, Inc. ("Prism") subject to issuance by Prism pursuant to the Prism Solutions, Inc. 1996 Equity Incentive Plan, as amended through March 18, 1997 (the "Plan"), and (ii) 307,480 shares of the Common Stock subject to issuance by Prism upon the exercise of options originally granted by QDB Solutions, Inc., a Massachusetts Corporation ("QDB"), pursuant to the QDB 1997 Stock Incentive Plan, which options were assumed by Prism on July 21, 1997 and converted into options to purchase Common Stock (the "Assumed Options") pursuant to the Agreement and Plan of Reorganization dated as of July 15, 1997 (the "Reorganization Agreement") between Prism, Q Acquisition Corp., a wholly-owned subsidiary of Prism ("Sub"), QDB and the shareholders of QDB.

         In rendering this opinion, we have examined the following:

         (1) the Registration Statement, together with the Exhibits filed as a part thereof, including without limitation the Plan, the QDB 1997 Stock Incentive Plan, the form of the Assumed Options and related documents;

         (2) the Reorganization Agreement, the exhibits and schedules thereto and the ancillary agreements executed and delivered by Prism and/or Sub pursuant to the Reorganization Agreement;

         (3) the Prospectus prepared in connection with the Plan and with the Registration Statement;

         (4) the Prospectus prepared in connection with the Assumed Options and with the Registration Statement;

         (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors of Prism relating to the Plan that are contained in your minute books that are in our possession;

         (6) the minutes of meetings and actions by written consent of the stockholders and Board of Directors of Prism relating to the Reorganization Agreement and the assumption by Prism of the Assumed Options that are contained in your minute books that are in our possession;

         (7) the Certificate of Incorporation of Prism, as amended, and the Bylaws of Prism, both as filed by Prism with its Registration Statement on Form SB-2 filed with the Commission on February 8, 1996, as such Registration Statement was subsequently amended.

         (8) the stock records that you have provided to us (consisting of a list of stockholders prepared by your transfer agent, Boston EquiServe Limited Partnership, and a list of option holders respecting your Capital Stock that was prepared by you); and

         (9) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.


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         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the legal capacity of all natural persons executing the same, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information and records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate. Our opinion below is given on the assumption that shares of Common Stock may not be issued and sold by Prism in accordance with the Plan or the Assumed Options unless and until such shares, at the time in question, are (i) explicitly reserved and available for issuance under the Plan.

         Based upon the foregoing, it is our opinion that:

         1. The 1,500,000 additional shares of Common Stock that may be issued and sold by you pursuant to the Plan, when issued and sold in accordance with the Plan and stock option or purchase agreements to be entered into thereunder and in the manner referred to in the Prospectus associated with the Plan and the Registration Statement, will be validly issued, fully paid and nonassessable.

         2. The 307,480 shares of Common Stock that may be issued and sold by you pursuant to exercise of the Assumed Options, when issued and sold in the manner referred to in the Prospectus associated with the Assumed Options and the Registration Statement and in accordance with QDB's 1997 Stock Incentive Plan and the Nonqualified Stock Option Agreements pursuant to which the Assumed Options were granted, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Common Stock and is not to be relied upon for any other purpose.

                                Very truly yours,


                                FENWICK & WEST LLP


                                By:  Jacqueline A. Daunt, General Partner